EXHIBIT 3.2

                              ARTICLES OF AMENDMENT
                                       OF
                              SLW ENTERPRISES INC.

     Pursuant to RCW 23B.10.060, the following Articles of Amendment are executed by the undersigned, a Washington corporation:

     1.     The  name  of  the  corporation  is  SLW  Enterprises  Inc.  (the
"Corporation").

     2. Effective upon filing of these Articles of Amendment with the Secretary of State of Washington, the Articles of Incorporation of the Corporation are amended as follows:

          Replace  Article  I  with  the  following:

               The  name  of  the  corporation  is "HiEnergy Technologies, Inc."

     3. The amendment to the Articles of Incorporation was adopted by resolution of the Board of Directors of the Corporation without shareholder approval on April 26, 2002. Shareholder action was not required.

     These Articles of Amendment are executed by the Corporation by its duly authorized officer.

     DATED:  April 29, 2002
                   --

                                             SLW  ENTERPRISES  INC.


                                             By   /s/  Barry  Alter
                                                --------------------------------
                                                Barry  Alter

                                             Its   CEO  and  President
                                                --------------------------------


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